Exhibit 99.1

Chindex to Be Acquired by TPG and Fosun Pharma

Transaction Valued at $369 million
Stockholders to Receive $19.50 Per Share in Cash

BEIJING and BETHESDA, Md., Feb. 17, 2014 /PRNewswire/ -- Chindex International, Inc. (NASDAQ: CHDX) ("Chindex" or the "Company"), an American healthcare company providing services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics, today announced that it has entered into a definitive merger agreement with a buyer consortium (the "Buyer Consortium") of an affiliate of TPG (together with its affiliates, "TPG"), an affiliate of Shanghai Fosun Pharmaceutical (Group) Co., Ltd. ("Fosun"), and Ms. Roberta Lipson, the CEO of the Company, in a transaction having an implied equity value of approximately $369 million.

Under the terms of the merger agreement, which has been approved by the Company's Board upon the recommendation of the Board's Transaction Committee of independent and disinterested directors, the Buyer Consortium will acquire all of the outstanding shares of Chindex's common stock for $19.50 per share in cash. This price represents an implied premium of approximately 14% over the current market price, 17% over the volume weighted average trading price for the last 30 days, and 86% over the closing share price since the formation of the Transaction Committee on December 26, 2012. The transaction will result in Chindex becoming a private company.

Kenneth A. Nilsson, the Chairman of the Board and the Chairman of the Transaction Committee of Chindex, said, "The Transaction Committee and its advisors conducted disciplined, independent and extended negotiations with the Buyer Consortium to ensure the best outcome for our unaffiliated stockholders. This is an opportunity for our unaffiliated stockholders to recognize a substantial return on their investment in Chindex despite the low liquidity of our shares in the equity market. Chindex has encountered limitations on its ability to unlock projected value without substantial capital expenditures and funding currently unavailable to the Company."

Roberta Lipson, a founder and the CEO of Chindex, who will remain as CEO and roll over substantially all of her equity in the transaction, said, "Bringing in the expertise of TPG and Fosun will be a win for our existing business, our expansion plans and the patients and communities we serve and hope to serve. Over the last 15 years, Chindex has built its United Family Healthcare network into a premium brand, but we believe that new partners and committed financing are needed to achieve the next phases of these plans, including new facilities in our current service locations as well as significant geographic expansion. Together with Fosun and TPG, we will be able to continue developing our capabilities to offer comprehensive healthcare services of the highest quality across the entire life cycle of our patients."

Under the terms of the agreement, there is a so-called "go-shop" period, during which the Company and its advisors are permitted to actively solicit and consider alternative proposals from third parties through April 3, 2014, plus a potential 15-day extension, and the Company management and Fosun are permitted to enter discussions with parties that make alternative proposals during that period.

Chindex does not anticipate disclosing developments with respect to this process unless and until the Transaction Committee and the Company's Board of Directors make a decision regarding a potential superior proposal or the expiration of the go-shop period. There can be no assurances that this process will result in a superior proposal. In addition, the Buyer Consortium may, subject to the terms of the merger agreement, respond to such proposals.

Completion of the transaction is subject to certain conditions, including, among others, the approval by Chindex stockholders, the approval by a majority of Chindex disinterested stockholders, the approval by stockholders of Shanghai Fosun Pharmaceutical (Group) Co., Ltd., the approval under Chinese antitrust laws, and other customary closing conditions. A special meeting of the Company's stockholders will be held following the filing of a definitive proxy statement with the U.S. Securities and Exchange Commission (the "SEC") and subsequent mailing of the proxy statement to stockholders.

The transaction will be financed through cash contributed by TPG, a combination of cash and equity contributed by Fosun and equity contributed by Ms. Roberta Lipson and other management members. The transaction is not subject to a financing condition. Assuming the satisfaction of conditions, the Company expects the transaction to close in the second half of the 2014 calendar year.

Morgan Stanley & Co. LLC is serving as financial advisor and Hughes Hubbard & Reed LLP is serving as lead legal advisor to the Transaction Committee of the Board of Directors of Chindex in connection with the transaction. Goldman, Sachs & Co. is serving as financial advisor, Cleary Gottlieb Steen & Hamilton LLP is serving as lead legal advisor, and Fangda Partners is serving as PRC counsel to TPG. Baker & McKenzie LLP is serving as Fosun's legal advisor. Skadden, Arps, Slate, Meagher & Flom LLP is serving as lead legal advisor of Ms. Lipson and other senior management.

About Chindex

Chindex is an American health care company providing health care services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics. United Family Healthcare currently operates in Beijing, Shanghai, Tianjin and Guangzhou. The Company also provides medical capital equipment and products through Chindex Medical Ltd., a joint venture company with manufacturing and distribution businesses serving both domestic China and export markets. With more than thirty years of experience, the Company's strategy is to continue its growth as a leading integrated health care provider in the Greater China region. Further Company information may be found at the Company's website at http://www.chindex.com.

About TPG

TPG is a leading global private investment firm founded in 1992 with $55.7 billion of assets under management and offices in San Francisco, Fort Worth, Austin, Beijing, Chongqing, Hong Kong, London, Luxembourg, Melbourne, Moscow, Mumbai, New York, Paris, Sao Paulo, Shanghai, Singapore and Tokyo. TPG has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, growth investments, joint ventures and restructurings. The firm's investments span a variety of industries including financial services, travel and entertainment, technology, energy, industrials, retail, consumer, real estate, media and communications, and healthcare. TPG's past and present investments in China include China Grand Auto , China International Capital Corporation, Daphne, HCP Holdings, Lenovo, Li Ning, Phoenix Satellite Television, Shenzhen Development Bank (currently Ping An Bank), UniTrust, Wumart and Xinyuan Real Estate. For more information, please visit www.tpg.com.

About Fosun Industrial

Fosun Industrial, a wholly-owned subsidiary of Shanghai Fosun Pharmaceutical (Group) Co., Ltd, was established in 2004 and registered in Hong Kong. Mr. CHEN Qiyu is the Chairman of the company.  Fosun Industrial is principally engaged in foreign investment, the sales and consultation service of Chinese and Western medicine, diagnostic reagent and pharmaceutical equipment and related import and export business.

Shanghai Fosun Pharmaceutical (Group) Co., Ltd. ("Fosun Pharma") holds 100% equity interest in Fosun Industrial. Fosun Pharma (stock code: 600196-SH ,02196-HK)  is a leading healthcare company in China established in 1994 and listed on the Shanghai Stock Exchange and main board of The Stock Exchange of Hong Kong in August 1998 and October 2012, respectively. It is engaged in various businesses including pharmaceutical manufacturing, distribution and retail, healthcare services and diagnostic products and medical devices. Please visit www.fosunpharma.com for further information.

Additional Information

The proxy statement that the Company plans to file with the Securities and Exchange Commission and mail to its stockholders will contain information about Chindex, TPG, Fosun, the proposed merger, and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement or a notice of internet availability of the proxy statement from Chindex by mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about Chindex, without charge, from the SEC's website (www.sec.gov) or, without charge, from Chindex by mail or online from the Chindex website at the Investor Relations section of www.chindex.com. This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of Chindex. Chindex and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Chindex stockholders with respect to the proposed merger. Information regarding any interests that the executive officers and directors of Chindex may have in the transaction will be set forth in the proxy statement.

Safe Harbor Statement

Statements made in this press release relating to plans, strategies, objectives, economic performance and trends and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the factors set forth under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, updates and additions to those "Risk Factors" in the Company's interim reports on Form 10-Q, Forms 8-K and in other documents filed by us with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "forecasts," "potential," or "continue" or similar terms or the negative of these terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

For more information, please contact:

Chindex International Inc.

ICR, LLC

William Zima
In U.S.: +1 646-308-1472
In China: +86 (10) 6583-7511
Email: william.zima@icrinc.com

TPG

Brunswick Group Limited

Siobhan Zheng
Email: tpgcoreasia@brunswickgroup.com
Tel: +852 9131-5202
Christina Pantin
Email: tpgcoreasia@brunswickgroup.com
Tel: +852 9166-3697

Shanghai Fosun Pharmaceutical (Group) Co., Ltd

Angel Yi
Email: yijy@fosunpharma.com
Tel: +86 21 23138089
Mobile: +86 13817029841

SOURCE Chindex International, Inc.

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